CONTRACT SCHEDULE

OWNER: [John Doe]                                 CONTRACT NUMBER:  [??687456]

JOINT OWNER:  [Jane Doe]                          ISSUE DATE:       [04/15/04]

ANNUITANT:  [John Doe]                            INCOME DATE:      [04/15/14]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:  [$50,000]

         MINIMUM ADDITIONAL
                  PURCHASE PAYMENT: [$250  during  the  Deferral  Portion;  $100 if  you  have  selected Automatic Investment
                                    Plan]

         MAXIMUM TOTAL
                  PURCHASE PAYMENTS:[$1 million; higher amounts may be accepted with our prior approval]

         ALLOCATION GUIDELINES:
         [1. Currently, you can select up to [15] of the Investment
                  Options.

          2. If allocations are made in percentages, whole numbers must be used.

          3. Allocation instructions apply equally to all portions of this contract. You cannot select different Investment Options in different portions of this contract.]

INVESTMENT OPTIONS:
         VARIABLE ACCOUNT: [Allianz Life Variable Account B]

[FRANKLIN US GOVERNMENT]
[FRANKLIN INCOME SECURITIES]
[MUTUAL SHARES SECURITIES]
[PIMCO VIT ALL ASSET]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT REAL RETURN]
[PIMCO VIT TOTAL RETURN]
[TEMPLETON FOREIGN SECURITIES]
[USAZ FRANKLIN SMALL CAP VALUE]
[USAZ FUSION BALANCED]
[USAZ FUSION GROWTH]
[USAZ FUSION MODERATE]
[USAZ MONEY MARKET]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN EQUITY AND INCOME]

MORTALITY AND EXPENSE RISK CHARGE: For any Deferral, IWB, WPB, and/or LIB Portions, the Mortality and Expense Risk Charge is equal on an annual basis to [2.20%] of the average daily net assets of the subaccount. For any Traditional Annuity Portion, the Mortality and Expense Risk Charge is equal on an annual basis to [1.45%] of the average daily net assets of the subaccount.


S40715A-TIP                             3

TRANSFERS:

         NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this. You are currently allowed [12] free transfers each Contract Year. This applies to transfers before and after the Income Date.

         TRANSFER FEE: We reserve the right to charge a fee of no more than [$25] per transfer in excess of the free transfers permitted. Transfers made by us at the end of the Right to Examine period, any transfers made pursuant to a regularly scheduled transfer, or other transfers under programs specifically waiving the Transfer Fee will not be counted in determining the application of the Transfer Fee.

WITHDRAWALS:

          WITHDRAWAL CHARGE: For the Deferral, IWB, and WPB Portions, a Withdrawal Charge is assessed against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal. The Withdrawal Charges are as follows:


         [WITHDRAWAL CHARGE (as a percentage of each Purchase Payment withdrawn)

      Number of Complete Years Since Receipt of
                      Purchase Payment                  Charge
      --------------------------------------------- -------------------------
                                [0                         8%
                                 1                         8%
                                 2                         7%
                                 3                         6%
                                 4                         5%
                                 5                         4%
                                 6                         3%
                          7 years or more                  0%]

         MINIMUM ADJUSTED CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL WITHDRAWAL: [$5,000]

ANNUITIZATION:

         EARLIEST INCOME DATE FOR TRADITIONAL ANNUITY PAYMENTS: [The first or 15th of the calendar month that occurs after the second Contract Anniversary.]

         PARTIAL ANNUITIZATION:
         You may take one Partial Annuitization beginning 12 months from any previous Income Date. The maximum number of Partial Annuitizations we will allow at any one time is five. If you have four Partial Annuitizations, the fifth requested Partial Annuitization will be equal to the balance of the remaining Contract Value.

         MINIMUM ADJUSTED CONTRACT VALUE THAT MUST BE APPLIED TO A PARTIAL ANNUITIZATION UNDER A TRADITIONAL ANNUITY OPTION: $[5,000].

         ASSUMED INVESTMENT RETURN FOR TRADITIONAL ANNUITY PAYMENTS:  [5%]

S40715A-TIP                                 3A

TIP BENEFITS:
         EARLIEST IWB DATE: [The first or the 15th of a calendar month that occurs after the Issue Date.]

         CONTRACT VALUE REMAINING IN AN IWB PORTION AFTER THE IWB VALUE REACHES
         ZERO: [If there is Contract Value remaining in the IWB Portion after the IWB Value reaches zero, we will pay the lump sum to you if it is less than $5,000 (less any deduction for Premium Tax).

         However, if your remaining Contract Value is at least $5,000, you can instead select one of the following.

         (a) Have us make LIB Payments or Traditional Annuity Payments if you meet the individual requirements for those benefits.
         (b) Continue the contract until the next fifth IWB Anniversary, and then begin taking IWB Payments from the stepped-up IWB value.]

         MINIMUM  INITIAL IWB PAYMENT: [$100]

         EARLIEST WPB DATE: [The first or the 15th of a calendar month that occurs after the Issue Date.]

         MINIMUM  WPB PAYMENT: [$100]

         AGES AT WHICH THE WPB MAY BE EXERCISED: [The Owner, or older Joint Owner, if applicable, must be at least age 60 and cannot be over age 80 on the WPB Date.]

         MINIMUM ADJUSTED CONTRACT VALUE THAT MUST BE APPLIED TO A PARTIAL ANNUITIZATION UNDER THE LIB: $[25,000]. Waived upon Full Annuitization if the Minimum LIB Payment shown is met.

         MINIMUM LIB PAYMENT: [$100]

         AGES AT WHICH THE LIB MAY BE EXERCISED: [All Annuitant(s) must be at least Age 60 and no Annuitant can be over Age 80 on the Income Date.]

         EARLIEST INCOME DATE FOR LIB PAYMENTS: [The first or the 15th of a calendar month that occurs after the Right to Examine Period is over.]

         LIQUIDATION VALUE AVAILABILITY: [Under each LIB Portion there is a Liquidation Value available for withdrawals and payment of a death benefit until the earlier of:
          (a) the tenth LIB Anniversary for that LIB Portion; or
          (b) the LIB Anniversary that occurs after the 85th birthday of the Annuitant, or younger Joint Annuitant, if applicable, for that LIB Portion.]

RIDERS:

         [Traditional Guaranteed Minimum Death Benefit Rider]
         [Total Income Package Rider]
         [Individual Retirement Annuity Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [Inherited IRA/Roth IRA Endorsement]
         [403(b) Annuity Endorsement]
         [Unisex Endorsement]


                   SERVICE OFFICE: [USALLIANZ] SERVICE CENTER
                            [PO Box 1122
                            Southeastern, PA  19398-1122
                            800-624-0197]

S40715A-TIP                           3B

                                 WPB PAYMENT TABLE

         If you exercise the WPB, we will make WPB Payments based on the WPB Value and the age of the older Owner as follows:

                                              ANNUAL WPB PAYMENT
               AGE OF OLDER OWNER ON THE       AS A PERCENTAGE
                        WPB DATE               OF THE WPB VALUE
                        60 to 73                      5%
                        74 to 80                      6%

         The percentage of WPB Value that you will receive as an annual WPB Payment will not change after the WPB Date.

                        INITIAL ANNUAL LIB PAYMENT TABLE

The initial annual LIB Payment is a percentage of the initial LIB Value as follows:

 AGE OF ANNUITANT (NO JOINT  PERCENTAGE OF     AGE OF YOUNGER      PERCENTAGE OF
 ANNUITANT) ON THE INCOME       INITIAL    JOINT ANNUITANT ON THE     INITIAL
            DATE               LIB VALUE         INCOME DATE         LIB VALUE
          60 to 64               4.5%             60 to 64              4.0%
          65 to 73               5.0%             65 to 73              4.5%
          74 to 76               6.0%             74 to 76              5.5%
          77 to 79               7.0%             77 to 79              6.5%
             80                  8.0%                80                 7.5%



                        LIQUIDATION FACTOR TABLE

 ------------------------------------- -----------------------------------
         AGE OF ANNUITANT OR
       YOUNGER JOINT ANNUITANT                  LIQUIDATION FACTOR
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  60                                 20.30
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  61                                 19.90
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  62                                 19.60
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  63                                 19.20
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  64                                 18.90
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  65                                 18.30
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  66                                 18.00
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  67                                 17.70
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  68                                 17.30
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  69                                 17.00
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  70                                 16.70
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  71                                 16.10
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  72                                 15.50
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  73                                 14.80
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  74                                 14.20
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  75                                 13.40
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  76                                 12.70
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  77                                 11.90
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  78                                 11.10
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  79                                 10.40
 ------------------------------------- -----------------------------------
 ------------------------------------- -----------------------------------
                  80                                  9.60
 ------------------------------------- -----------------------------------


S40715A-TIP                       3C

                        TRADITIONAL ANNUITY PAYMENT TABLE

The table below shows the amount of the first monthly variable Traditional Annuity Payment, based on an Assumed Investment Return of 5%, for each $1,000 of value applied under a traditional Annuity Option.

The amount of such Traditional Annuity Payments under Annuity Options 1, 2 and 5 will depend on the gender/sex and Age of the Annuitant on the Income Date. The amount of such Traditional Annuity Payments under Annuity Options 3 and 4 will depend on the Age and gender/sex of the Annuitant and Joint Annuitant on the Income Date. Any amounts not shown for Ages, guaranteed periods or other traditional Annuity Options will be provided upon request.


-----------------------------------------------------------------------------------------------------------------------------
                       GUARANTEED INITIAL MONTHLY TRADITIONAL ANNUITY PAYMENT PER $1,000 OF PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                               VARIABLE ANNUITY OPTION BASED ON 5% ASSUMED INVESTMENT RETURN
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
    ANNUITANT'S        OPTION 1                   OPTION 2                  OPTION 3          OPTION 4         OPTION 5
 NEAREST BIRTHDAY
    WHEN FIRST
 PAYMENT IS MADE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                        GUARANTEED        GUARANTEED    100% JOINT AND       GUARANTEED
                                         PERIOD OF        PERIOD OF     LAST SURVIVOR        PERIOD OF
                                         10 YEARS          20 YEARS                           10 YEARS
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                     MALE    FEMALE    MALE    FEMALE   MALE    FEMALE    MALE & FEMALE    MALE & FEMALE     MALE    FEMALE
                                                                            SAME AGE          SAME AGE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        30           4.46     4.36     4.46     4.35    4.45     4.35         4.27              4.27         4.44     4.35
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        40           4.72     4.55     4.71     4.55    4.68     4.53         4.41              4.41         4.68     4.53
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        50           5.18     4.89     5.14     4.87    5.04     4.83         4.65              4.65         5.06     4.83
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        60           5.96     5.49     5.86     5.45    5.56     5.31         5.10              5.10         5.70     5.36
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        70           7.49     6.65     7.07     6.47    6.13     5.94         5.96              5.94         6.77     6.27
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        80          10.42     9.12     8.68     8.16    6.46     6.41         7.72              7.50         8.54     7.94
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        90          16.30    14.63    10.08     9.89    6.51     6.51         11.54             9.58        11.63    10.92
-----------------------------------------------------------------------------------------------------------------------------



S40715A-TIP                                     3D